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                                                                   EXHIBIT 10.10

                               PURCHASE AGREEMENT
                             AND ESCROW INSTRUCTIONS


         This Purchase Agreement and Escrow Instructions (the "Agreement") is made as of September 5, 2000 (the "Effective Date"), between ARVP III/BRADFORD SQUARE, L.P., a California limited partnership ("Seller"), and VINTAGE SENIOR HOUSING, LLC, a California limited liability company, or its assignee (collectively, "Purchaser"), at Newport Beach, California.

         1.0 RECITALS.

                  1.1 Seller is the fee owner of that certain parcel of real property (the "Real Property") that is improved with a 92-unit retirement facility known as "Bradford Square" and all fixtures and other improvements thereon or associated therewith (collectively, the "Improvements"), along with certain related personal and intangible property. The Real Property is located at 1180 N. Bradford, Placentia, CA 92670 and is more particularly described on EXHIBIT "A" attached hereto. The Real Property is located in Orange County, California (the "County").

                  1.2 Purchaser desires to acquire the Real Property and Improvements and Seller is willing to sell the same to Purchaser on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

         2.0 PURCHASE AND SALE. Subject to all of the terms and conditions of this Agreement and for the consideration set forth, at the Closing (as defined in Section 4.2), Seller shall convey to Purchaser or to Purchaser's assignee, and Purchaser or its assignee shall purchase from Seller, all of the following (collectively, the "Property"):

                  2.1 Real Property. The Real Property and the Improvements, together with all easements, hereditaments and appurtenances thereto, subject only to such easements and agreements and other matters of record as may have been approved by Purchaser in accordance with Section 5.3 and the rights of residents under residence agreements or occupancy agreements.

                  2.2 Personal Property. All of the personal property (the "Personal Property") owned by Seller and located at, attached or appurtenant to, or used in connection with, the operation or maintenance of the Real Property and/or the Improvements, including, but not limited to, all fixtures, fittings, furniture (including all equipment and furniture currently used in the office of the building at the Improvements), appliances, tools, vehicles, equipment, machinery, food and chattels, free and clear of any and all liens, claims and mortgages but excluding any of the Personal Property owned by residents of the Improvements. The Personal Property shall be listed in an inventory (the "Inventory") and shall be delivered by Seller to Purchaser by a bill of sale at the Closing. Personal property to be delivered shall exclude all "offsite" accounting records including journals, ledgers, invoices, payroll, etc. The portion of the furniture, furnishings, fixtures, linen, kitchen and other


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equipment, vehicles, and other nonconsummable items with which the Real Property is furnished and equipped not owned by Seller is held under various equipment leases (the "Equipment Leases"). The Equipment Leases shall be listed on
SCHEDULE 2.2 and Seller shall transfer and assign its right, title and interest under those Equipment Leases expressly assumed by Purchaser as provided hereinbelow, by means of the Assignment of Equipment Leases referred to in
Section 12.2(d). Computer software which is licensed to Seller or ARV Assisted Living, Inc. shall be excluded from the definition of Personal Property, but a hard copy of all information thereon shall be delivered to Purchaser at or prior to the Closing.

                  2.3 Residence Agreements. Seller's right, title and interest in and under all leases, residence agreements or other agreements with residents or other tenants occupying space in the Improvements (the "Residence Agreements"), a summary of which, in the form of a rent roll, shall be listed on
SCHEDULE 2.3.

                  2.4 Service Contracts. Seller's right, title and interest in and under those certain service, maintenance, management and other contracts pertaining to the Property under which Seller is obligated (the "Service Contracts"), subject to Seller's liability in connection therewith, listed on
SCHEDULE 2.4.

                  2.5 Intangibles. All other right, title and interest of Seller (to the extent Seller has any rights therein) constituting part and parcel of the Property including, but not limited to, trade names, logos, easements, licenses, permits, air rights, certificates of occupancy, warranties, rights of way, signs, trademarks, telephone listings and numbers, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights (collectively, "Intangibles").

         3.0 PURCHASE PRICE AND METHOD OF PAYMENT.

                  3.1 Purchase Price. The purchase price to be paid by Purchaser to Seller for the Property (the "Purchase Price") is Eight Million Dollars ($8,000,000).

                  3.2 Method of Payment. The Purchase Price is payable as follows:

                           (a) Initial Deposit. Upon opening of escrow,
Purchaser shall deliver Fifty Thousand Dollars ($50,000) ("Initial Deposit") to Escrow Agent (defined in Section 4.1 below). Escrow Agent shall promptly place and thereafter hold the Initial Deposit in an interest bearing account. If the Closing occurs, the Initial Deposit (with interest) shall be paid to Seller and credited against the Purchase Price.

                           (b) Additional Deposit. Upon delivery of the
Suitability Notice (defined in Section 6.2, Purchaser shall deposit an additional Twenty-Five Thousand Dollars ($25,000) ("Additional Deposit") to Escrow Agent. Escrow Agent shall promptly place and thereafter hold the Additional Deposit in an interest bearing account. The Initial Deposit and the Additional Deposit shall thereupon become nonrefundable (other than if Escrow fails to close other than for Buyer's breach). If the Closing occurs, the Additional Deposit (with interest) shall be paid to Seller and credited against the Purchase Price.


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                           (c) Balance. Purchaser shall pay to Seller through
Escrow Agent at Closing in immediately available funds the sum of Eight Million Dollars ($8,000,000), minus the Initial Deposit, Additional Deposit and interest thereon, and plus (or minus) the net amount of all costs, expenses, adjustments and prorations to be debited (or credited) to Purchaser pursuant to this Agreement.

                  3.3 Additional Units. If, within five (5) years of the Closing, Purchaser elects to build additional units on the property and Purchaser commences construction on the additional units, Seller will be entitled to a payment from Purchaser equal to $5,000 multiplied by the number of units to be built in a new structure. The payment to Seller will be due and payable within ten (10) days of the issuance of building permits to Purchaser by the City of Placentia. Purchaser shall notify Seller in writing of any application it shall file for building permit(s) to construct such additional units, and of the issuance thereof.

         4.0 ESCROW.

                  4.1 Opening of Escrow. Within one (1) business day after mutual execution of this Agreement, Seller and Purchaser shall open an escrow (the "Escrow") with Fidelity National Title Insurance Company in Newport Beach, California (the "Escrow Agent"), through which the purchase and sale of the Property shall be consummated. A fully executed copy of this Agreement shall be deposited with Escrow Agent, duly executed by Seller, Purchaser and Escrow Agent, and Escrow Agent is hereby authorized and instructed to deliver, pursuant to the terms of this Agreement, the documents and monies to be deposited into the Escrow. Escrow Agent's standard form escrow agreement shall, to the extent consistent with the terms hereof, inure to the benefit of Escrow Agent. On the date of receipt of such duly executed copy of this Agreement, Escrow Agent shall notify Seller and Purchaser of the opening of Escrow as of such date of receipt.

                  4.2 Closing of Escrow. Escrow shall close on or before the date forty-five (45) days after the day Buyer delivers the Suitability Notice (defined in Section 6.2 below) to Seller (the "Outside Date"). If the Closing fails to occur by the Outside Date by reason of Purchaser's failure to comply with its obligations hereunder, the costs relating to the issuance of the Title Commitment referred to in Section 5.1 hereof and Escrow Agent's cancellation fees, if any, shall be paid by Purchaser. Notwithstanding the foregoing, if the Closing fails to occur because of Seller's failure to comply with its obligations hereunder, such costs shall be borne by Seller. In any event, each party shall bear its own incidental costs and expenses, including, but not limited to, legal and accounting fees and travel expenses. The term "Closing" as used herein shall be deemed to be the date upon which the respective conditions precedent to Purchaser's and Seller's obligation to close escrow and have been satisfied, the Grant Deed (the "Deed") is recorded in the Official Records of the County (the "Official Records"), and the net proceeds of sale are held by Escrow Agent and delivered to Seller.

         5.0 TITLE MATTERS.

                  5.1 Title Commitment. As soon as practicable after the Effective Date, but in no event later than ten (10) days after the Effective Date, Escrow Agent shall deliver or shall cause to be delivered to Purchaser a preliminary report covering the Real Property and the Improvements


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together with true copies of all documents evidencing matters of record shown as exceptions to title thereon, and a map showing all easements plotted thereon, (the "Title Commitment"), issued by the title division of Escrow Agent (the "Title Division").

                  5.2 Survey. Seller shall deliver to Buyer promptly after the Effective Date a copy of any existing as-built survey of the Real Property or, if none is available, certify the lack of same to Buyer. Within the Due Diligence Review Period (defined in Section 6.2 below), Purchaser shall obtain at Purchaser's expense an as-built ALTA survey of the Real Property (the "Survey") in form acceptable to the Title Company, showing the location of all buildings thereon and in such detail as is necessary for the Title Company to remove any survey exception from the Title Policy, and the location of any and all easements and rights of way to which the Real Property is subject.

                  5.3 Right to Disapprove. Purchaser shall have the right to object to any exceptions in the Title Commitment or the Survey (the "Disclosed Exceptions") by giving notice to Seller within ten (10) days after receipt thereof by Purchaser. Any Disclosed Exceptions Purchaser does not disapprove within that review period shall be deemed approved. If Purchaser disapproves of any Disclosed Exception, Seller shall have the lesser of thirty (30) days or until the Closing to cure or remove any one or more of the same. If Seller, after using its reasonable best efforts, does not remove all disapproved Disclosed Exceptions, then Purchaser shall have the right to terminate this Agreement and receive a refund of the Initial Deposit (plus interest), by giving written notice of termination to Seller within five (5) days following receipt of Seller's notice of inability to remove some or all of the disapproved Disclosed Exceptions. Failure of Purchaser to give written notice within the five (5) day period shall be deemed a waiver by Purchaser of Purchaser's right to terminate the Agreement pursuant to this Section and Purchaser agrees to accept title subject to such unremoved disapproved Disclosed Exceptions.

                  5.4 Existing Encumbrance Payoffs. If at the Closing date there are any liens, assessments or encumbrances that Seller is obligated to pay and discharge, Escrow Agent may use any portion of the Purchase Price to satisfy the same, provided Seller either (i) delivers to Escrow Agent at the Closing title instruments in recordable form sufficient to satisfy such liens, assessments or encumbrances of record, together with the cost of recording or filing such instruments, or, (ii) if Seller has made arrangements with Escrow Agent before the Closing, Seller shall deposit sufficient monies with Escrow Agent to ensure that such satisfactions are obtained and recorded and the Title Policy (hereinafter defined) is issued either free of any such liens, assessments and encumbrances, or with insurance against any loss or damage that Purchaser may suffer as a result thereof, including, but not limited to, the enforcement of same.

                  5.5 Title Policy. The Title Policy to be issued by (Fidelity National Title Insurance Company) shall be an ALTA owner's policy with such endorsements as Purchaser may reasonably require and liability in the amount of the Purchase Price less any amount allocated to the Personal Property, showing fee title to the Real Property and the Improvements as vested in Purchaser, or in Purchaser's assignee or nominee, subject only to the following permitted exceptions ("Permitted Exceptions"): (i) a lien for real estate taxes and assessments on the Real Property not yet delinquent; (ii) purchase money financing liens, if any, on the property securing the Equipment Leases identified on SCHEDULE 2.2; (iii) all liens, easements, encumbrances or other title exceptions identified in the Title Commitment, other than the disapproved Disclosed Exceptions; (iv) such other


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exceptions as may be approved in writing by Purchaser prior to the Closing; and
(v) acts of Purchaser or its representatives.

         6.0 DELIVERY OF INFORMATION AND DUE DILIGENCE REVIEW.

                  6.1 Due Diligence Information. Except as otherwise specifically provided herein, within ten (10) business days after the Effective Date, Seller shall. at Seller's expense, deliver or cause to be delivered to Purchaser all of the documents and information identified in EXHIBIT "B" attached (to the extent available and in the Seller's possession) hereto (the "Due Diligence Information").

                  6.2 Due Diligence Review. Purchaser, at Purchaser's sole cost and expense, shall conduct a due diligence review (the "Due Diligence Review") of the Property to determine its suitability for Purchaser's intended use. In this regard, Purchaser and its representatives shall have the right at reasonable times and upon reasonable notice to Seller, and subject to the rights of existing residents, to enter upon the Real Property at Purchaser's own cost and expense for the purpose of viewing the Real Property and performing other studies and inspections (including, without limitation, structural, mechanical, soils, seismic, hazardous/toxic and feasibility/economic studies). Purchaser shall hold Seller harmless from any liability resulting from Purchaser's entry onto the Real Property. Purchaser shall also determine during the Due Diligence Review, the probability of obtaining all necessary licenses to operate the Property. Purchaser shall complete the Due Diligence Review within thirty (30) days after the Effective Date (the "Due Diligence Review Period"). In the event this Agreement is terminated pursuant to this Section, Purchaser agrees to deliver to Seller, without warranty of any kind, copies of inspection reports, appraisals, and environmental audits and surveys, if any, received by Purchaser with respect to the Real Property prior to termination of this Agreement. If the Due Diligence Review indicates, in Purchaser's sole discretion and judgment, that the Property is suitable for Purchaser's intended use, Purchaser shall so notify Seller and Escrow Agent in writing (the "Suitability Notice") within the Due Diligence Review Period. If Purchaser fails to give a Suitability Notice or gives a non-suitability notice within the Due Diligence Review Period, this Agreement shall terminate and Escrow Agent shall immediately return the Initial Deposit (with interest) to Purchaser. Seller hereby certifies that it has delivered to Purchaser all of the items listed on EXHIBIT "B".

                  6.3 Review of Service Contracts and Equipment Leases. Within ten (10) days after the Effective Date, Seller shall furnish Purchaser with copies of all Service Contracts and Equipment Leases pertaining to the Property listed on SCHEDULE 2.2 and SCHEDULE 2.4. As of the Closing, Purchaser shall assume all of the Equipment Leases; in the event, however, that any Equipment Lease cannot be assumed, Purchaser shall purchase the personal property subject to the particular Equipment Lease pursuant to the terms of said Equipment Lease. On or before the expiration of the Due Diligence Review Period, Purchaser shall notify Seller in writing of Purchaser's approval and willingness to assume or its disapproval of each Service Contract. Seller shall terminate any Service Contract disapproved by Purchaser, effective as of the Closing Date, or as soon as possible thereafter as permitted under the provisions of the subject Service Contract. If by the terms of the disapproved Service Contract Seller has no right to terminate the same on or prior to Closing, or if any fee or other compensation is due thereunder as a result of such termination, Purchaser shall be required at Closing to assume all obligations thereunder until the effective date of


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the termination and to assume the obligation to pay or to reimburse Seller for the payment of the termination charge.

         7.0 PROPERTY OPERATION DURING ESCROW.

                  7.1 Operation, Management and Maintenance. Seller shall, through and including the Closing and at Seller's sole cost and expense, (1) keep all existing insurance policies affecting the Property or any portion thereof in full force and effect or replace with comparable coverage, (2) use due diligence and its best efforts to keep in full force and effect and/or renew all applicable licenses and permits, (3) provide all services and continue to operate, manage and maintain the Property (including mechanical equipment of every kind used in the operation thereof) in such condition so that the Property shall be in the same condition on the Closing as on the date hereof, reasonable wear and tear excepted, (4) comply with all governmental regulations, and (5) keep Purchaser timely advised of any single repair or improvement required to keep the Property in such condition as aforesaid and which costs in excess of Five Thousand Dollars ($5,000.00).

                  7.2 Residence Agreements. Without Purchaser's prior written consent, Seller shall not hereafter (1) modify, extend or otherwise change any of the terms, covenants or conditions of the Residence Agreements, or (2) except for Residence Agreements entered into in the ordinary course of business on Seller's standard agreement form and at Seller's standard rate and terms, enter into new agreements or any other obligations or agreements affecting the Property, or (3) terminate any of the Residence Agreements, unless the resident thereunder has materially defaulted. Seller shall not accept from any of the residents payment of rent more than two months in advance or apply any security deposit to rent due from any continuing resident. Nothing contained herein shall restrict Seller's right to enter into month-to-month Residence Agreements or grant month-to-month extensions of existing Residence Agreements in the ordinary course of business at rates generally consistent with those reflected in the rent roll.

                  7.3 Service Contracts. Seller may enter into Service Contracts or extend existing Service Contracts which are to be assumed by Purchaser in the ordinary course of business so long as such Service Contracts can be terminated, without penalty or payment by Purchaser or Purchaser's assignee upon thirty (30) days or less notice. Except as provided in the preceding sentence, Seller shall not extend, renew, modify or replace any of the Service Contracts without Purchaser's prior written consent, which shall not be unreasonably withheld. If Purchaser does not disapprove any Seller request regarding a Service Contract within five (5) business days of such request, Purchaser shall be deemed to have approved such request.

                  7.4 Alterations. Seller will not make any material alterations to the Property, or remove any of the Personal Property therefrom (unless the Personal Property so removed is simultaneously replaced with Personal Property of similar or better quality and utility).

                  7.5 Vacant Space. All debris shall be removed from any vacant units and the apartments shall be in a market ready (i.e. ready for occupancy within three (3) days) condition.

                  7.6 Bills and Leasing Commissions. Seller shall pay in full, before the Closing, all charges, bills and invoices for utilities, labor, goods, materials and services of any kind relating to


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the Property for the period up to the Closing. Any alterations, installations, decorations and other work required to be performed under the Residence Agreements will be completed and paid for in full by the Closing. Any brokerage fee or similar commission which is or will become due and payable in connection with any Residence Agreement has been or will be paid by Seller before the Closing; provided, however, that Seller will not pay said costs, fees or commissions for prospective residents moving in subsequent to the Closing Date.

                  7.7 Notice of Changes. Seller shall promptly notify Purchaser of any material change in any condition concerning the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading, or any covenant of Purchaser under this Agreement incapable or less likely of being performed; however, Seller's obligation to provide such notice to Purchaser shall in no way relieve Seller of any liability for its breach of any of Seller's representations, warranties or covenants under this Agreement.

         8.0 TERMINATION OF EMPLOYEES. An entity affiliated with Seller is managing the Property and employs all personnel necessary to effectively manage the Property. Before Closing, Seller shall take all measures necessary to effect the termination of each employee at the Closing. Purchaser, or an affiliate, shall become the property manager after the Closing, and may hire most of the employees pursuant to Section 14.8 of this Agreement.

         9.0 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE ESCROW. Purchaser's obligation to consummate the transactions contemplated hereby is subject to the following conditions, each of which is for Purchaser's sole benefit and may be waived by Purchaser only in writing at its sole option:

                  9.1 Representations and Warranties True at Closing. Seller's representations and warranties in this Agreement, including but not limited to those in Section 16 below, shall be true on the date of Closing.

                  9.2 Delivery of Instruments and Information. Seller shall have delivered the instruments and information required under Section 6.0 above to be delivered by Seller as, when and in the manner set forth therein.

                  9.3 Compliance with this Agreement. Seller shall have performed and complied with all agreements and conditions Seller is required to perform under this Agreement on or before the Closing.

                  9.4 Purchaser Approvals. Purchaser shall have affirmatively approved in writing those matters set forth in Sections 5.0 and 6.0, and shall have issued a Suitability Notice.

                  9.5 Title Policy. The Title Division shall be ready, willing and able to issue the Title Policy, subject only to the Permitted Exceptions, required by Section 5.5.

                  9.6 Change in Condition. Subject to the provisions of Sections
19.2 and 19.3 hereof, there shall exist no damage, destruction or condemnation of the Property before Closing.


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                  9.7 Failure to Satisfy Obligations. If Seller fails to satisfy the obligations set forth in Subsections 9.1, 9.2, 9.3, 9.5 and 9.6 above, before Closing, Purchaser shall be entitled to terminate this Agreement and receive an immediate refund of the Initial Deposit (with interest).

         10.0 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE ESCROW. Seller's obligation to consummate the transactions contemplated hereby is subject to the following conditions, each of which is for Seller's sole benefit and may be waived solely by Seller only in writing, and at its sole option:

                  10.1 Representations and Warranties True at Closing. Purchaser's representations and warranties in this Agreement, or in any certificate or document signed by Purchaser pursuant to the provisions hereof, shall be true on and as of Closing.

                  10.2 Compliance with This Agreement. Purchaser shall have performed and complied with all agreements and conditions Purchaser is required to perform under this Agreement on or before Closing.

                  10.3 Approvals. Seller's obligation to close the transaction shall be further subject to: (i) obtaining approval of the transaction from the Board of Directors of ARV Assisted Living, Inc. and (ii) obtaining approval of the transaction from the limited partner of Seller, written documentation of each of which shall be delivered to Purchaser within thirty (30) days of the Effective Date.

         11.0 ESCROW CANCELLATION OR TERMINATION.

                  11.1 Cancellation Before Removal of all Contingencies. All cost to be borne by the respective parties who incurred said cost except title company cancellation charges to be paid by Seller.

                  11.2 Cancellation After Removal of all Contingencies.

                           (a) Purchaser's Failure. If escrow fails to close
because of Purchaser's default after delivery of the Suitability Notice, Seller may at its option, terminate this Agreement and the escrow by giving written notice to Purchaser and escrow holder. Escrow shall thereupon be canceled, all documents shall be returned to the respective parties who deposited them and Purchaser shall pay all title and escrow cancellation charges. In addition, the parties agree that based on the circumstances now existing, known or unknown, it would be excessively costly and impractical to establish Seller's damages if escrow does not close as a result of Purchaser's default and it would therefore be reasonable to award Seller liquidated damages in the amount of the Initial Deposit and Additional Deposit (plus interest) specified in Section 3.2. By their respective initials set forth below, the parties agree that Seller may retain the Initial Deposit and Additional Deposit (plus interest) as its reasonable liquidated damages if escrow does not close as a result of Purchaser's default. Seller's retention of such amount shall be in lieu of any other relief, right or remedy, at law or in equity, to which Seller might otherwise be entitled by reason of Purchaser's default that results in escrow failing to close.

                                      -----------                ---------------
                                      Purchaser                  Seller


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                           (b) Seller's Failure. If and only if Purchaser has
complied with each and every provision of this Agreement including deposit of purchase price to escrow and Seller defaults under this Agreement, Purchaser's remedy shall be an action for damages, including but not limited to lost profits, arising by reason of Seller's Default, or an action for specific performance of this Agreement.

         12.0 CLOSING PROCEDURE.

                  12.1 Purchaser's Deliveries. At least one (1) business day before the date of Closing, or as required by escrow agent, Purchaser shall deliver the following documents and funds to Escrow Agent:

                           (a) The balance of the Purchase Price in the manner
set forth in Section 3.2(c);

                           (b) A counterpart of the Interim Lease (if
applicable), signed by Purchaser as landlord, in the form described in Section
18.0 below;

                           (c) A counterpart of the Interim Management Agreement
(if applicable), signed by Purchaser as property manager;

                           (d) Such other documents as may be required in
connection with the closing of this transaction;

                           (e) Such funds as may be necessary to comply with
Purchaser's obligations hereunder regarding prorations, costs and expenses;

                           (f) Resolutions of Purchaser or Purchaser's assignee,
authorizing consummation of the transaction; and

                           (g) Signed counterparts of the documents referenced
in Section 12.2 (c), (d) and (e).

                  12.2 Seller's Deliveries. At least three (3) business days before the date of Closing, Seller shall deliver the following documents and funds to Escrow Agent:

                           (a) The Deed in the form of EXHIBIT "C" attached
hereto, duly executed and acknowledged by Seller, and a separate declaration of documentary transfer tax in form satisfactory to Escrow Agent;


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                           (b) A duly executed Bill of Sale in favor of
Purchaser in the form of EXHIBIT "D" attached hereto;

                           (c) A duly executed Assignment of Service Contracts
in the form of EXHIBIT "E" attached hereto;

                           (d) A duly executed Assignment of Equipment Leases in
the form EXHIBIT "F" attached hereto;

                           (e) A duly executed Assignment of Residence
Agreements in the form of EXHIBIT "G" attached hereto;

                           (f) A duly executed certification of non-foreign
status and California Franchise Tax Board Form 590 in the form of EXHIBIT "H" attached hereto;

                           (g) Such other documents as may be required in
connection with the closing of this transaction;

                           (h) To the extent that the same are not credited
against the Purchase Price, the security deposits (and accrued interest owed to residents, if any);

                           (i) An original or copy of each of the Service
Contracts;

                           (j) An original of each of the Residence Agreements
together with a certified rent roll;

                           (k) Any information reasonably required to enable
Purchaser to take possession of the Property upon Closing;

                           (l) A closing certificate stating that all
representations of Seller set forth in Section 16.0 hereof, except for facts that occurred or were discovered after the date of this Agreement, which shall be identified in such certificate, are true and correct as of the date of Closing;

                           (m) Notices to each of the residents and occupants of
the Property of the transfer of the Property to Purchaser;

                           (n) Notices to each of Seller's employees of the
transfer of the Property to the Purchaser;

                           (o) Such funds as may be necessary to comply with
Seller's obligations hereunder regarding prorations, costs, expenses and assignment of security deposits;

                           (p) A counterpart of the Interim Lease (if
applicable), signed by Seller as resident; and


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                           (q) A counterpart of the Interim Management Agreement
(if applicable), signed by Seller as resident.

                  12.3 Title Agent's Duties. Upon receipt of all of the foregoing, Escrow Agent shall instruct the Title Division to record the Deed in the Official Records and to issue the Title Policy.

         13.0 COSTS AND PRORATIONS.

                  13.1 General. All revenues of the Property and all operating expenses that vary based upon the actual operations of the Property shall be prorated as of 6:00 a.m. on the date of Closing (the "Operations Cutoff Time") in accordance with the provisions set forth below. All operating expenses which are fixed and are typically billed on a periodic basis and are capable of proration on a per diem basis (e.g., insurance, property taxes, etc.) shall be prorated as of 12:00 midnight immediately before the Closing (the "Per Diem Cutoff Time") in accordance with the provisions set forth below. Any apportionments and prorations not expressly provided for above shall be made in accordance with customary practice in the County. Purchaser and Seller shall jointly prepare a tentative written proration statement before the Closing. Any adjustments to the Purchase Price and/or cash to be funded into Escrow or paid as of the Closing, subject to adjustment pursuant to the Operations Settlement (defined in Section 14.0 below), shall be effected by an increase in the amount to be funded by Purchaser into Escrow and a corresponding increase in the amount to be disbursed to Seller (if the prorations result in a net credit to the Seller) or by a decrease in the amount to be funded by Purchaser into Escrow and a corresponding decrease in the amount to be disbursed to Seller (if the prorations result in a net credit to the Purchaser). Any such adjustments not determined or not agreed upon as of the Closing shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, in cash within seven (7) calendar days after demand. A copy of the schedule of adjustments to the proration statement as agreed upon by Purchaser and Seller shall be delivered to Escrow Holder before the Closing.

                  13.2 Inventory. The Purchase Price shall include all Personal Property on hand at the Real Property as of the Operations Cutoff Time (including open and unopened items) normally inventoried at the Property on a monthly or quarterly basis including, but not limited to, all glass, china, linen and silver, all food and beverages, all medical, pharmaceutical and operating supplies, as well as all other personal property, furniture, fixtures and equipment which is new and unused (in unopened packaging or otherwise) located at the Real Property as of the Operations Cutoff Time as determined by Purchaser and Seller pursuant to an inventory to be conducted by Purchaser and Seller between 8:00 p.m., California time, of the evening immediately before the Operations Cutoff Time, and 8:00 a.m., California time, immediately after the Operations Cutoff Time, a copy of which inventory shall be attached to the Bill of Sale.

                  13.3 Closing Statement. Escrow Holder shall prepare an estimated closing statement on or before the Closing Date (the "Closing Statement"), which will reflect all of the cash adjustments as a result of the prorations to be made as of the Closing.

         14.0 OPERATIONS SETTLEMENT. Purchaser's and Seller's accountants shall prorate revenues of the Property as well as all variable operating expenses as of the Operations

Cutoff Time and/or the Per Diem Cutoff Time, as the case may be, and the results thereof together with a statement of cash in hand in the Property's operating accounts, and other cash accounts maintained by the Seller concerning the Property (the "House Funds") shall be set forth in a final accounting of the prorations to be specified in the Closing Statement, subject to the following:

         14.1 Taxes. All general real estate and ad valorem personal property taxes and assessments shall be prorated as of the Per Diem Cutoff Time using the latest available tax rates and assessments. Seller shall be responsible for all general real estate and ad valorem personal property taxes and all special taxes or assessments accruing concerning the Property for all periods before the Per Diem Cutoff Time and Purchaser shall be responsible for all such taxes and assessments accruing after the Per Diem Cutoff Time. Any tax refunds or rebates occurring or accruing before the Per Diem Cutoff Time which apply to periods before the Per Diem Cutoff Time shall remain the property of Seller. If after the Closing it becomes apparent that the amount of real estate taxes for the Property was or becomes higher or lower than the amount that was used for apportionment as of the Closing (whether by reason of a change in either the asset value of the Property or the applicable tax rates or otherwise excepting reassessment based on this ownership change), real estate taxes shall be re-prorated and Seller or Purchaser, as the case may be, shall pay to the other within seven (7) calendar days after demand, any amount owed to the other as a result thereof.

         14.2 Utilities. Seller shall terminate all light, power and other utilities for the Property, effective as the Close of Escrow. Utility meters will be read, to the extent that the utility company will do so, during the daylight hours on the calendar day immediately before the Closing, with charges accruing before the Operations Cutoff Time paid by Seller and charges accruing thereafter paid by Purchaser. Prepaid utility charges shall be prorated on the Closing Statement. Charges for utilities which are unmetered, or charges for the meters which have not been read by the Closing, will be prorated between Purchaser and Seller as of the Operations Cutoff Time, and an adjustment to any determinations made by the utility companies necessary to reflect actual operations as of the Operations Cutoff Time if reasonably estimatable or, if not after the Closing based upon utility billings received after the Closing in which case Seller or Purchaser, as appropriate, shall, upon receipt, submit a copy of the utility billings for any such charges to the other party and such party shall pay its pro rata share of such charges to the party requesting payment within seven (7) calendar days alter the date of any such request. Seller shall be credited and Purchaser debited for all deposits previously made by Seller which the utility company in question will apply to Purchaser's account. Purchaser shall be responsible for replacing and/or paying, on or before the Closing, all deposits which will not be applied by utility companies for Purchaser's account or which are otherwise required by utility companies in order to continue service at the Property for periods after the Operations Cutoff Time and shall take any other action and make any other payments required to assure uninterrupted availability of utilities at the Property for all periods after the Closing. Purchaser agrees that as of or after the Closing, all utility deposits previously made by Seller which are not applied to Purchaser's account may be refunded directly to Seller by the utility company holding same.

         14.3 Residence Agreements, Service Contracts, and Equipment Leases. All accrued income and expenses concerning the Residence Agreements, Service Contracts and Equipment Leases which continue to affect the Property after the Closing will be prorated as of the Per Diem Cutoff Time. Purchaser shall receive a credit for the amount of any prepaid rents, security deposits, or other deposits previously paid to Seller and not applied to delinquent rents or otherwise as provided under the Residence Agreements as of the Closing. Seller shall receive a credit for the amount of any prepaid expenses under any Service Contracts. Rent, whether paid or payable by residents or occupants under the Residence Agreements shall be prorated between Purchaser and Seller as of the Per Diem Cutoff Time on an accrued basis. Rent payments received after the Closing shall be applied first to rent then due and the balance, if any, shall be remitted to Seller pursuant to Section 14.6.

                  14.4 Reservations. Purchaser will honor all reservation agreements and deposits for dates after the Closing. Purchaser authorizes Seller to continue to accept reservations for units and beds at the Property for periods after the Closing provided the terms and conditions of the reservations are in the ordinary course of' Seller's business, and Purchaser agrees to honor all such reservations in accordance with their terms. Any pre-Closing deposits made to Seller concerning confirmed reservations for dates after the Closing will be credited to Purchaser. Any post-Closing deposits received by Seller concerning confirmed reservations for dates after the Closing shall be forwarded to Purchaser upon Seller's receipt.

                  14.5 House Funds. All house funds on hand at the Operations Cutoff Time shall be credited to Seller and debited to Purchaser. All accounts in which House Funds are maintained shall be transferred by Seller to Purchaser upon the Closing pursuant to an assignment of such accounts and execution by the parties of new account signature cards, or by transfer to new accounts opened by Purchaser for such purpose.

                  14.6 Accounts Receivable. All accounts receivable, whether due or accruing from private pay residents, or other third party payors, shall remain the property of Seller. To the extent that Purchaser receives payment for any accounts receivable following the Closing, Purchaser shall remit the same to Seller within thirty (30) days after receipt thereof. The determination of the accounts receivable shall be made as of the Closing to the extent known. Seller shall have the right, following the Closing, to maintain its efforts to collect its accounts receivable.

                  14.7 Accounts Payable and Expenses. Subject to Section 13.0, all accrued but unpaid accounts payable and expenses relating to operations of the Property (i.e., accounts payable and expenses arising from items not a part of inventory (e.g., energy, utilities, insurance, trade association dues, subscriptions, etc.) or services provided (e.g., by employees, independent contractors, professionals and other consultants, by vendors pursuant to service contracts, etc.) before the Closing shall be paid by Seller. Notwithstanding anything to the contrary, there shall be no proration of prepaid advertising. The determination of the accounts payable shall be made as of the Closing to the extent known. Prepaid expenses concerning all such items as of the Closing shall be credited to Seller. All accounts payable and expenses relating to operations of the Property after the Closing will be paid by Purchaser.

                  14.8 Employees. Periodic employee compensation, accrued vacation pay and other employee benefits to which employees of the Seller's management company, ARV Assisted Living, Inc., a Delaware corporation (hereinafter "ARV"), are entitled shall be paid by Seller or ARV, as applicable, to those employees upon closing. Most of ARV's employees may, at Purchaser's option, be hired by Purchaser in the same capacity of employment and at the same level of compensation or other benefits enjoyed by such employees as of the closing. Seller shall be fully responsible for any severance obligations and liabilities of Seller's and/or Seller's employees, and Seller shall indemnify, defend and hold harmless Purchaser concerning all claims related thereto.

         15.0 CLOSING EXPENSES. The Closing expenses shall be paid as follows:

                  15.1 Seller's Share. Seller shall pay: (i) the cost of an owner's CLTA standard coverage title policy without extended coverage or special endorsements; (ii) documentary transfer tax imposed on the conveyance of title to the Property to Purchaser; (and (iii) one-half (1/2) of Escrow Agent's fee.

                  15.2 Purchaser's Share. Purchaser shall pay: (i) the cost of the Title Policy in excess of the amount paid by Seller under Section 15.1(i), including any extended coverage or special endorsements; (ii) any sales taxes owing in connection with the transfer of the Personal Property as contemplated by this Agreement; (iii) the cost of recording the Deed; and (iv) one-half (1/2) of Escrow Agent's fee.

                  15.3 Other. All other Closing fees and expenses, including, but not limited to, the parties' legal expenses, accounting and consulting fees, and other incidental expenses in connection with this transaction shall be borne by the party incurring same.

         16.0 SELLER'S REPRESENTATIONS AND COVENANTS. Seller hereby makes the following representations and covenants:

                  16.1 Due Organization. Seller is duly organized, validly existing and in good standing under California law and has the full power and authority to conduct its business as it is now being conducted in California.

                  16.2 Due Authority. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby.

                  16.3 Requisite Actions. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority (except as required under Section 18.0) or other party is required.

                  16.4 Individual Capacity. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and Seller's partners, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

                  16.5 Enforceability. This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

                  16.6 No Defaults. Executing and delivering this Agreement and documents referenced herein, incurring the obligations set forth herein, consummating the transaction contemplated herein, and complying with the terms of this Agreement and the documents referenced herein do not conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under the partnership agreement of Seller or Seller's general partner, American Retirement Villas Properties III, L.P.

                  16.7 Pending or Threatened Actions. There are no pending or, to the best of Seller's knowledge, contemplated actions, suits, arbitrations, claims, hearings or proceedings, at law or in equity, affecting all or any portion of the Property or in which Seller is or will be a party by reason of Sellers ownership of the Property. Seller does not know of the existence of any threatened or contemplated actions, claims, hearings or proceedings or of the existence of any facts which might give rise to such actions, claims or proceedings.

                  16.8 Hazardous Materials. To the best of Seller's knowledge, there has been no production, disposal or storage on, beneath the surface of, or nearby the Property of any hazardous materials or other toxic substance by Seller or any previous owner, or any other activity which could have toxic results, and there is no proceeding or inquiry by any governmental authority with respect thereto, other than cleaning materials used in the ordinary course of business for cleaning and maintaining the Property. Seller shall indemnify and hold Purchaser harmless from any and all losses, costs (including without limitation attorneys' fees), or liabilities arising out of or incurred in connection with the untruth or inaccuracy of Seller's representations in this subsection. The term "hazardous materials" means any hazardous or toxic substance which is regulated by any local governmental authority, the State of California and/or the United States government.

                  16.9 Documents Delivered. All instruments, documents, lists, schedules and items required to be delivered to Purchaser hereunder will fairly present the information set forth in a manner that is not misleading and will be true, complete and correct in all material respects on the date of delivery and upon the Closing, as they may be updated, modified or supplemented in accordance with this Agreement.

                  16.10 Residence Agreements. The Residence Agreements are in full force and effect strictly according to the terms set forth therein. There are no uncured defaults on the part of Seller, as landlord, and, to the best of Seller's knowledge, by residents under the Residence Agreements and no resident has asserted, or has any defense to, offsets or claims against rent payable or obligations under its Residence Agreement. All of the landlord's obligations under the Residence Agreements which accrue before the Closing have been performed. Seller has no reason to believe that any resident is or may become unable or unwilling to perform any or all of such resident's obligations under its Residence Agreement. To the best of Seller's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between any resident and Seller. Seller has made no representations to residents regarding the condition of the premises covered by any Residence Agreement or the compliance of the premises with any applicable governmental regulations, except as expressly set forth in the Residence Agreements.

                  16.11 Employment Arrangements. There are no employment contracts, operating agreements, management contracts, listing agreements, consulting agreements, union contracts, labor agreements, pension plans, profit sharing plans or employee benefit plans which relate to the Property, other than delivered to Purchaser pursuant to this Agreement.

                  16.12 Effect of Changes. Upon notification of any fact that could materially change any of the representations contained herein, Purchaser shall have the option of (1) waiving the breach that would be caused by such change, (2) agreeing with Seller to adjust the terms hereof to compensate Purchaser for such change (although Seller may refuse to make such agreement in its sole and absolute discretion), or (3) terminating this Agreement without prejudice to any further legal or equitable rights or remedies against Seller and/or the Property.

                  16.13 As-Is Condition. Except as otherwise expressly provided in this Section 16, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property, including, without limitation, the physical condition of the Property, title to or the boundaries of the Real Property, soil condition, hazardous waste or other environmental matters, compliance with building, health, safety, land use, and zoning laws, regulations and orders, structural and other engineering characteristics, or budgets and financial projections for the operation of the Property. Moreover, Purchaser acknowledges that (i) Seller did not develop or construct the Property; (ii) Purchaser has entered into this Agreement with the intention of making and relying on its own investigation of the physical, environmental, economic and legal conditions of the Property; and (iii) Purchaser is not relying on any statements, representations, or warranties, other than those specifically set forth in this Section 16, made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property, and that Purchaser shall purchase the Property in its "as is" condition on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may exist.

         17.0 PURCHASER'S REPRESENTATIONS. Purchaser hereby makes the following representations:

                  17.1 Due Organization. Purchaser is duly organized, validly existing and in good standing under California law and has the full power and authority to conduct its business as it is now being conducted.

                  17.2 Due Authority. Purchaser has full legal power and authority to enter into and perform this Agreement in accordance with its terms.

                  17.3 Enforceability. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, insolvency and other laws affecting the rights of creditors generally.

                  17.4 No Defaults. The execution, delivery and performance of this Agreement and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound or affected.

                  17.5 Requisite Actions. The execution and delivery of this Agreement and the payment and performance by Purchaser of its payments and obligations hereunder require no further action or approval for this Agreement to be a binding and enforceable obligation of Purchaser and all such actions have been duly taken by Purchaser.

         18.0 LICENSES.

                  18.1 License Transfer or Issuance. Purchaser shall be fully responsible for and shall pay all costs and fees required to be paid in connection with the transfer or issuance of any and all licenses and permits required for the operation of the Property, and shall pay all transfer and license application fees in connection therewith, as well as applying for and obtaining any and all new licenses, permits, certificates and/or approvals necessary or appropriate in connection with the operation of the Property and the consummation of the purchase and sale of the Property. Purchaser shall diligently prosecute its applications in accordance with the rules and procedures set forth under applicable law. Seller shall use its best efforts to assist Purchaser in obtaining the transfer or issuance of such licenses, permits, certificates and approvals.

                  18.2 Interim Lease. It may not be possible to complete the foregoing license and permit transfers or issuances before the Closing and some or all of the licenses and permits may not be capable of transfer. However, the transfer and/or issuance of such licenses, permits, certificates and/or approvals (and/or any other licenses, permits, certificates and/or approvals) shall not be a condition precedent to Purchaser's obligations under this Agreement, nor to the Closing and Purchaser shall remain fully obligated to perform all of its obligations hereunder and to Close the Escrow even if such licenses, permits, certificates and approvals have not been transferred or issued to Purchaser before Closing for any reason whatsoever, including Purchaser's inability to qualify for the transfer or issuance of any such licenses or permits. To the extent that the necessary licenses and permits are not obtained by transfer by Closing, for a period of one hundred eighty (180) days after the Closing Date, Seller and Purchaser shall operate the property pursuant to an Interim Lease (the "Interim Lease"), and an interim property management agreement (the "Interim Management Agreement") in the form and content approved by the parties during the Due Diligence Review Period. The parties shall execute the Interim Lease and Interim Management Agreement not later than the Closing. The Interim Lease and Interim Management Agreement shall terminate upon the earlier of one hundred eighty (180) days after the Closing or issuance by the appropriate governmental agency of the appropriate license(s) and permit(s). The Interim Lease will be entered into solely for the purpose of maintaining Seller's licenses for the Property for the term of the Interim Lease. During the term of the Interim Lease, Purchaser shall indemnify Seller as provided in Section 19.8 of this Agreement, and shall use its reasonable best and diligent efforts to apply for and obtain a new operating license.

         19.0 GENERAL COVENANTS AND AGREEMENTS OF PURCHASER AND SELLER.

                  19.1 Delivery of Possession. Possession of the Property shall be delivered to Purchaser upon Closing, subject to the rights of residents in possession.

                  19.2 Damage to or Destruction of Property Before Closing. If the Property sustains damage caused by fire or other casualty before Closing that is insured and that would cost One Hundred Thousand Dollars ($100,000) or more to repair, or if any uninsured loss or casualty occurs, either Seller or Purchaser may elect to terminate this Agreement by written notice to the other within fifteen (15) days after notice of such event, or at Closing, whichever is earlier. If neither Seller nor Purchaser so elects to terminate its obligations under this Agreement, or if the loss or casualty would cost less than One Hundred Thousand Dollars ($100,000) to repair and Seller has insurance coverage reasonably satisfactory to Purchaser, the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to Purchaser at Closing all of Seller's interest in and to the insurance proceeds that may be payable to Seller on account of such occurrence and Seller shall have no obligation of repair or replacement. If an uninsured loss or casualty occurs and neither party elects to terminate its obligations under this Agreement as aforesaid, Purchaser shall receive a credit at Closing against the Purchase Price in an amount equal to the cost of repairing or restoring the loss or casualty in question.

                  19.3 Condemnation of Property Before Closing. Seller shall immediately advise Purchaser if the Property or any part thereof becomes the subject of a condemnation proceeding before Closing. If such condemnation occurs, Purchaser shall have the option to (i) take title in accordance with the terms and conditions of this Agreement and permit Seller to negotiate with the condemning authority and receive the condemnation award, reducing the Purchase Price by the amount thereof received or receivable by Seller, or (ii) take title in accordance with the terms and conditions of this Agreement and negotiate with the condemning authority for the condemnation award and receive the benefits thereof without affecting the Purchase Price, or (iii) terminate this Agreement and its obligations hereunder, in which event all sums theretofore paid to Seller or to Escrow Agent hereunder shall be returned to Purchaser. Notice of the exercise of such option hereunder shall be in writing, delivered to Seller at the address set forth in Section 20.7 of this Agreement (or such other address as Seller may have theretofore designated in writing) at least two (2) days before Closing.

                  19.4 Failure to Close. Except as otherwise provided in this Agreement, if Closing does not occur for any reason whatsoever, and after the parties shall have conformed to the requirements set forth in this Agreement, the parties shall, upon the request of either party, execute and deliver mutual general release agreements concerning any claims in connection with the transactions contemplated by this Agreement and evidencing the termination of this Agreement.

                  19.5 Time of Essence. Time is of the essence concerning the obligations of the parties hereunder. All modifications of time for performance must be specific, in writing and signed by the parties.

                  19.6 Assignability. Purchaser may assign its interest hereunder without Seller's prior written consent; however, such assignment shall not be effective as to Seller until close of escrow and shall not relieve Purchaser of any liability hereunder without Seller's prior written consent, which consent shall not be unreasonably withheld.

                  19.7 Waivers, Amendments and Modifications. Waivers, amendments or modifications of any term or condition of this Agreement must be in writing signed by the party against whom such waiver is sought to be enforced. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  19.8 Indemnification. Seller shall indemnify and hold Purchaser harmless from and against any and all loss, cost, damage, claim, liability or expense, including court costs and reasonable attorneys' fees, which may be asserted against or incurred or suffered by Purchaser from time to time by reason of or in connection with (i) the material inaccuracy or material breach of any of the representations, warranties, or covenants made by Seller herein, (ii) any injury or damage or claim of injury or damage of any kind whatsoever, including death, to persons or property, including employees of Seller (unless caused by Purchaser), occasioned in or about the Property before Closing, including, but not limited to, the existence of any hazardous materials located thereon, and (iii) any claim by any partner of American Retirement Villas Properties III, L.P., (the "Partnership"), the general partner of Seller, of breach of such Partnership's limited partnership agreement (or any other claim arising out of or relating to such document) arising out of the involvement, if any, of Gary L. Davidson as a part of Purchaser or Purchaser's assignee. Purchaser shall indemnify and hold Seller harmless from and against any and all loss, damage, claim of damage, liability or expense, including costs and reasonable attorneys' fees, which may be asserted against or incurred or suffered by Seller from time to time by reason of or in connection with (i) the material inaccuracy or material breach of any of the representations, warranties, or covenants made by Purchaser herein, or (ii) injury or damage or claim of injury or damage of any kind whatsoever, including death, to persons or property, including employees of Purchaser (unless caused by Seller), occasioned in or about the Property on or after the Closing. These covenants shall survive Closing. Upon demand each party shall cooperate in defending any such action which may be filed against the other, with defending party responsible for actual cost.

         20.0 MISCELLANEOUS PROVISIONS.

                  20.1 Successors and Assigns. Subject to the provisions hereof, the terms and provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties.

                  20.2 Meaning of Terms. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa; and all terms used in the masculine shall apply to the neuter and feminine genders.

                  20.3 Entire Agreement. This Agreement is the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements between the parties concerning the same. No claim of waiver, modification, consent or acquiescence concerning any of the provisions of this Agreement shall be made against either party, except on the basis of a written instrument executed by or on behalf of such party.

                  20.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  20.5 Section Headings. The Section headings in this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

                  20.6 Attorneys' Fees. If either Seller or Purchaser obtains legal counsel or brings an action against the other by reason of the breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, paralegal fees, and reasonable costs, which shall be payable whether or not any action is prosecuted to judgment. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise. settlement or judgment.

                  20.7 Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be given in writing (at the addresses set forth below) by any of the following means (i) personal service (including delivery by overnight courier); (ii) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (iii) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either (i) or (ii) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to
(iii) shall be deemed received three (3) days after deposit in the mail:

                     Seller:          ARVP III/Bradford Square, L.P.
                                      c/o ARV Assisted Living, Inc.
                                      245 Fischer Avenue, D-1
                                      Costa Mesa, CA 92626-0236
                                      Attn: Abdo Khoury
                                      Phone:  (714) 435-4357
                                      Facsimile: (714) 751-1743

                     With a copy to:  Douglas Armstrong
                                      c/o ARV Assisted Living, Inc.
                                      245 Fischer Avenue, D-1
                                      Costa Mesa, CA 92626-0236
                                      Phone:  (714) 435-4327
                                      Facsimile: (714) 435-7110

                     Purchaser:       Vintage Senior Housing, LLC
                                      350 San Miguel Drive, Suite 300
                                      Newport Beach, CA 92660
                                      Attn.:  Eric K. Davidson
                                      Phone:  (949) 719-4082
                                      Facsimile:  (949) 640-2794

                     With a copy to:  The Busch Firm
                                      2532 Dupont Drive
                                      Irvine, CA 92612
                                      Attention:  Sheila M. Muldoon
                                      Phone:  (949) 474-7368, Ext. 108
                                      Facsimile:  (949) 474-7732
                                      Efax:  (425) 740-7978

                     Escrow Agent:    Fidelity National Title Insurance Company
                                      1300 Dove Street, #310
                                      Newport Beach, CA 92660
                                      Attention:  Patty Beverly
                                      Phone:  (949) 622-4911
                                      Facsimile:  (949) 477-6835

                  20.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  20.9 Further Assurances. Each party agrees to do all acts and things and to make, execute and deliver such written instruments as are reasonably necessary to carry out the terms and provisions of this Agreement. This provision shall survive Closing.

                  20.10 Other Parties. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto, their successors and permitted assigns, any right, remedy or claim under or concerning this Agreement or any provision hereof.

                  20.11 Confidentiality. Because it is in Seller's and Purchaser's best interests to keep this Agreement and all information concerning the Property confidential until the Closing, neither of them shall take any action nor conduct itself in any fashion that would disclose any aspect of the contemplated transaction to site employees or other third parties unrelated to Purchaser's acquisition or intended ownership and operation of the Property. Purchaser and Seller representatives shall meet with key project employees and inform them that an analysis is being made to determine the feasibility of the investment in the property without explaining the percentage of investment contemplated.

                  20.12 Counterparts. This Agreement may be executed to any number of counterparts. each of which so executed shall be deemed an original; such counterparts shall together constitutes but one agreement.

                  20.13 No Brokers. Each party to this Agreement warrants and represents to the other that, in connection with the transactions herein contemplated, such party has dealt with no other person in the capacity of a broker, finder, or like function or capacity giving rise, by reason of such party's conduct, to a claim to a commission or fee payable to such person. Seller and Purchaser agree that each will indemnify, defend, and hold the other harmless from the claims of any broker, finder or other person claiming to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property.

                  20.14 Announcements. Seller and Purchaser shall consult with each other in advance with regard to all press releases and other announcements issued at or prior to the Close of Escrow and, except as may be required by applicable laws of the applicable rules and regulations of any governmental agency or stock exchange, neither Seller nor Purchaser shall issue any such press release or other publicity prior to the Close of Escrow without the prior consent of the other party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                               "SELLER"

                        ARVP III/BRADFORD SQUARE, L.P.,
                        a California limited partnership

                        By: American Retirement Villas Properties III, L.P., a California limited partnership

                               By:      ARV Assisted Living, Inc.,
                                          a Delaware corporation

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                              ----------------------------------

                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                              ----------------------------------


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                                                     "PURCHASER"

                                         VINTAGE SENIOR HOUSING, LLC,
                                         a California limited liability company


                                         By:
                                                  -----------------------------
                                                  Eric K. Davidson
                                         Its:     Manager


                                         By:
                                                  -----------------------------
                                                  Brian J. Flornes
                                         Its:     Manager

Agreed and Accepted:

Escrow Agent: Fidelity National Title Insurance Company

By:
    -----------------------------
Name: Patty Beverly
Title:
       --------------------------
Date:
      ---------------------------
Escrow No.
           ----------------------

EXHIBITS:

EXHIBIT "A"    DESCRIPTION OF PROPERTY - TO BE PROVIDED BY SELLER
EXHIBIT "B"    DUE DILIGENCE ACQUISITION CHECKLIST - ATTACHED
EXHIBIT "C"    DEED - FORM TO BE PROVIDED AT CLOSING
EXHIBIT "D"    BILL OF SALE
EXHIBIT "E"    ASSIGNMENT OF SERVICE CONTRACTS
EXHIBIT "F"    ASSIGNMENT OF EQUIPMENT LEASES
EXHIBIT "G"    ASSIGNMENT OF RESIDENCE AGREEMENTS - TO BE PROVIDED BY SELLER
EXHIBIT "H"    CERTIFICATION OF NON-FOREIGN STATUS AND CALIFORNIA FTB FORM 590

SCHEDULES:

2.2            EQUIPMENT LEASES - TO BE PROVIDED BY SELLER
2.3            RENT ROLL - TO BE PROVIDED BY SELLER
2.4            SERVICE CONTRACTS - TO BE PROVIDED BY SELLER

                                    EXHIBIT B
                                       TO
                               PURCHASE AGREEMENT
                       DUE DILIGENCE ACQUISITION CHECKLIST



         (to be made available to Purchaser to the extent available and in the Seller's possession)


GENERAL DATA

Facility address
Facility phone and fax
Full name of facility
Full name of Seller
Land area (acres)
Number of units
Total building square feet
Unit mix with square footage
Partnership Agreement for Seller
Partnership Agreement for American Retirement Villas Properties III, L.P.

EMPLOYEE ITEMS

Employee manual and benefit package description
Employment Contracts
History and experience of key personnel
Job descriptions for all positions
Latest health, dental and life insurance breakdowns
List of employees with accrued vacation and sick pay or other accrued leave Organizational Chart
Payroll records include SS#'s (last 2 months)
Positions not filled or in process of being filled, hours worked and pay rate Worker's compensation rates/premium calculations and litigation records

FACILITY ITEMS

Brochures
Building plans and specifications
Bus/van registration, title and maintenance logs
Certificates of Occupancy
Description of any and all lawsuits or claims in progress
Equipment Leasing Contracts
Inventory - food

Inventory - personal property
Operating Manuals and Warranties for physical plant equipment
Service and Maintenance Contracts
Summary of Capital Improvements since 1995
Title Report/Commitment
Vendor list
Zoning letters or materials
Environmental Report(s) on the Property
Survey(s) of the Property
Appraisal(s) of the Property

FINANCIAL ITEMS

Dietary statistics (number of meals served and per plate food cost) Operating Statements (current and last 2 years)
Proformas/Budgets
Property tax notices and bills (2 years)
Summary of all insurance policies and insurance company contracts
Utility invoices (2 years)
1999 and year to date General Ledger

INSURANCE ITEMS

Area of each building
Estimated annual payroll
Estimated annual rental income
Estimated building replacement cost
Estimated contents replacement cost
Number of buildings
Number of employees
Number of licensed beds
Number of stories
Number of units
Roof material
Smoke detectors
Sprinklered
Type of construction
Year built

LICENSURE ITEMS

Current licenses and permits
Food license
Inspection reports, fire, etc. (2 years)

RESIDENT RELATED ITEMS

Agreements with home health or therapy provider agencies
Agreements with placement agencies
Current rent roll (specifying resident name, unit, original occupancy date, residence agreement termination date, current monthly payment and list of services received)
List of all delinquent resident accounts
List of security deposits
Move-in reservation, unit, anticipated date, security deposit and rental rate Move-out notices, anticipated date, unit moving, rental rate and reason for move Multi-week master menu/sample daily menu
Number of residents at each level of Assisted Living
Rental rates per room type
Services and rates
Standard Residency Agreement and Access to all Residency Agreements